                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                          Butler Manufacturing Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                  [LETTERHEAD OF BUTLER MANUFACTURING COMPANY]

                                  March 8, 2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT


To the Stockholders:

     The annual meeting of stockholders of Butler Manufacturing Company will be held at Atkins Auditorium, Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, on Tuesday, April 18, 2000, beginning at 9:30 a.m., local time for the following purposes:

     l.   To elect two directors each for a three year term expiring in 2003;

     2. To transact such other business as may properly come before the meeting.

     Holders of Common Stock of record on the books of the Company at the close of business on February 22, 2000, will be entitled to vote at the meeting or any adjournment thereof. A list of stockholders of the Company as of the close of business on February 22, 2000, will be available for inspection during business hours from April 3, 2000 through the close of business on April 17, 2000 at the Company's offices at BMA Tower, Kansas City, Missouri and will also be available at the meeting.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY SO THAT, IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED.

                                 By Order of the Board of Directors,

                                 /s/ Donald H. Pratt

                                 Donald H. Pratt
                                 Chairman of the Board


                                 /s/ John W. Huey

                                 John W. Huey
                                 Vice President, General Counsel and Secretary



                                PLEASE JOIN US!
               Stockholders are invited to gather in Rozelle
               Court for coffee, juice and pastries before the meeting. Company directors, executives and other associates will be present from 9:00 a.m.

                                 PROXY STATEMENT

     This Proxy Statement is being furnished in connection with the solicitation of proxies for use at the Company's 2000 annual meeting of stockholders on April 18, 2000, as set forth in the preceding Notice. It is expected that this Proxy Statement and enclosed form of Proxy will be mailed to stockholders commencing March 8, 2000. A returned Proxy will not be exercised if you attend the meeting and choose to cast a ballot, or if you should otherwise give written notice of revocation at any time before it is exercised.

     Holders of common stock of record at the close of business on February 22, 2000, are entitled to vote at the meeting. As of February 22, 2000, there were 6,718,857 shares of common stock outstanding, each share being entitled to one vote. As of February 22, no shares of Class A or Class 1 Preferred Stock were issued.

     Stockholders representing a majority of the common stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the meeting. The only matter to be submitted to the Stockholders at the meeting is the election of two directors. If any other matters are properly brought before the meeting, the enclosed proxy permits the stockholder to give discretionary authority to the persons named in the proxy to vote the shares in their best judgment.

     YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

     Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or non-vote will have the same effect as a vote against the matter being voted upon.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by (i) delivering written notice of revocation to the Secretary of the Company, (ii) submitting a subsequently dated proxy, or (iii) attending the meeting and withdrawing the proxy. Each unrevoked proxy card properly executed and received prior to the close of the voting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted FOR the election of all directors as nominated.

                          ELECTION OF CLASS B DIRECTORS

NOMINEES.

     The primary purpose for this year's annual meeting is the election of two Class B Directors, each for terms of three years expiring at the Annual Meeting of Stockholders for 2003. The terms of the other two classes of directors do not expire until 2001 (Class C) and 2002 (Class A). Persons elected as directors continue to hold office until their terms expire or until their successors are elected and are qualified.

     Each nominee has consented to be named and to serve if elected. All nominees are current directors. If for any reason any should not be available or able to serve, the proxies will exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Company.

VOTING.

     By checking the appropriate box on your proxy card you may (i) vote for all of the director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees you identify in the line provided for that choice. The two nominees for director who receive the highest number of votes cast will be elected as directors.

                                CLASS B NOMINEES
                            (TERMS WILL EXPIRE 2003)

               ROBERT J. REINTJES, SR.

[Photo] President and Chief Executive Officer, Geo. P. Reintjes Co., Inc.; Chairman of the Audit Committee and Member of the Compensation and Benefits and Executive Committees.

                    Reintjes, age 68, has been a director since April, 1994. He has been President and Chief Executive Officer of Geo. P. Reintjes Co., Inc. of Kansas City, Missouri for over 20 years. Geo. P. Reintjes Co., Inc. is a specialty contracting firm which installs refractories in basic industries. He is also a director of Midwest Grain Products, Inc. and an advisory director of Commerce Bank of Kansas City, N.A. and is a trustee of the Francis Families Foundation, Midwest Research Institute, and Benedictine College. He is a member of the Kansas City Crime Commission.

               GARY L. TAPELLA

[Photo] President and Chief Executive Officer, Rheem Manufacturing Company; Member of the Audit and Board Organization Committees.

                    Tapella, age 56, has been a director since January, 1998. He has been President and Chief Executive Officer of Rheem Manufacturing Company since 1991. He has been with Rheem since 1968 serving in various domestic and international operations. Rheem is a manufacturer of residential and commercial central air conditioners, gas and electric furnaces and water heaters. He is a director and past Chairman of the Gas Appliance Manufacturers Association (GAMA), a director and current Vice Chairman of the Air Conditioning and Refrigeration Institute (ARI) and Chairman of ARI's International Committee.

                                CLASS C DIRECTORS
                               (TERMS EXPIRE 2001)

               ALAN M. HALLENE

[Photo]        Retired. Former President, Montgomery Elevator International;
               Member of the Audit and Board Organization Committees.

                    Hallene, age 71, has been a Director since 1979. He served as a director of Montgomery Elevator Company from 1960 to 1994 and President, Montgomery Elevator International from 1989 to his retirement in November, 1994. Mr. Hallene is also a director of Pella Corporation, John D. and Catherine T. MacArthur Foundation, and University of Illinois Foundation. He is a trustee of the Butterworth Memorial Trust.



               ROBERT J. NOVELLO

[Photo] Chairman, Copeland Corporation; Chairman of the Compensation and Benefits Committee and member of the Board Organization Committee.

                    Novello, age 62, has been a Director since 1996. He has been
               Chairman of Copeland Corporation, a subsidiary of Emerson Electric Company, since 1987 and until 1998 was also Chief Executive Officer of Copeland and Executive Vice President, Emerson Electric Company. Copeland manufactures compressors for air conditioning systems and for commercial refrigeration equipment. Mr. Novello is also a director of the Air Conditioning and Refrigeration Institute, Northeastern University National Council and the Babson College Graduate Advisory Board.



               K. DANE BROOKSHER

[Photo] Chairman and Chief Executive Officer, ProLogis Trust; Member of the Audit and Compensation and Benefits Committees.

                    Brooksher, age 61, has been a Director since 1999. He has
               been Chairman, Trustee and Chief Executive Officer of ProLogis Trust since 1999. He joined ProLogis in 1993 as Co-Chairman and Chief Operating Officer. ProLogis is a U.S. based real estate investment trust specializing in the acquisition, development, marketing, operation and ownership of distribution facilities and services worldwide. From 1961 to 1993, he was with KPMG Peat Marwick, last serving, prior to retirement, as the Area Managing Partner and Chicago Office Managing Partner. He also served on the KPMG Peat Marwick Board of Directors and Management Committee. Mr. Brooksher also serves as a director of AON Risk Services of Illinois and on the Board of Advisors of the J. L. Kellogg Graduate School of Management at Northwestern University.

                                CLASS A DIRECTORS
                               (TERMS EXPIRE 2002)

               GARY M. CHRISTENSEN

[Photo] President and Chief Executive Officer, Pella Corporation; Member of the Board Organization and Compensation and Benefits Committees.

                    Christensen, age 56, has been a Director since 1999. He has been President and Chief Executive Officer of Pella Corporation since 1996. Pella Corporation manufactures wood windows and doors. He joined Pella in 1990 as Senior Vice President, Sales and Marketing and was named President and Chief Operating Officer in 1994. From 1980 to 1990 he was a marketing executive for General Electric and from 1971 to 1980 was with Trane Corporation. He is a director of Brenton Banks, Inc., the Policy Advisory Board, Harvard Joint Center for Housing Studies, and is Chairman of the Iowa Business Council.



               C. L. WILLIAM HAW

[Photo]        President and Chief Executive Officer of National Farms, Inc.;
               Chairman of the Board Organization Committee and a member of the Audit and Executive Committees.

                    Haw, age 61, has been a Director since 1983. He has been
               employed as the President and Chief Executive Officer of National Farms, Inc., a diversified agricultural production company, since 1974. He is also an advisory director of Commerce Bank of Kansas City, N.A.



               JOHN J. HOLLAND

[Photo]        President and Chief Executive Officer; Member of the Executive
               Committee.

                    Holland, age 49, became a Director in January, 1999. He
               joined Butler in 1980, became Vice President-Controller in 1986, Vice President-Finance in 1990, Executive Vice President in 1998 and President and Chief Executive Officer in 1999. Mr. Holland is a director of Commerce Fund, a mutual fund; an advisory director of Allendale Insurance Company; and a director of Saint Luke's Hospital. He is a former chairman of Heart of America Family Services.



               DONALD H. PRATT

[Photo]        Chairman of the Board; Chairman of the Executive Committee.

                    Pratt, age 62, has been a Director since 1979. He joined
               Butler in 1965, became Executive Vice President in 1980, President in 1986, Vice Chairman in January, 1999 and Chairman in June of 1999. Mr. Pratt is also a director and Vice Chairman of American Century Mutual Funds; a director of Atlas Copco North America Inc. and is a trustee of the Midwest Research Institute.

CERTAIN INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

     The Board has four standing committees: (1) the Audit Committee, (2) the Executive Committee, (3) the Board Organization Committee, and (4) the Compensation and Benefits Committee. All committees consist of non-employee directors except the Executive Committee. The primary functions of the committees are described below.

     During 1999, the Board met 5 times and the various committees met as follows: Compensation and Benefits - 3 times; Audit - 2 times; Board Organization - 2 times. The Executive Committee did not meet. All directors attended 88% or more of such meetings.

     Non-employee directors are paid a retainer of $20,000 per annum (all in Butler common stock) and $1,500 for attendance at each board and committee meeting and for attendance in connection with special assignments. Attendance by means of conference telephone is compensated at the rate of $1,000 per meeting. Travel allowances are provided where appropriate. The Company provides $50,000 of accidental death and term life insurance for each non-employee director while the director serves as such and thereafter for those who have served for more than ten years. Directors who are employees of the Company receive no director compensation.

     The Audit Committee recommends to the Board an independent accountant to audit the books and records of the Company and its subsidiaries for the year. It also reviews, to the extent it deems appropriate, litigation and pending claims, the scope, plan and findings of the independent accountant's annual audit and internal audits, recommendations of the auditor, the adequacy of internal accounting controls and audit procedures, the Company's audited financial statements, non-audit services performed by the independent auditor, and fees paid to the independent auditor for audit and non-audit services. The Audit Committee also monitors compliance with the Company's policies concerning business conduct.

     The Executive Committee acts for the Board of Directors upon matters requiring action before the next Board meeting.

     The Board Organization Committee recommends to the Board qualifications for new director nominees, candidates for nomination, the structure of Board committees, the review of director performance and policies concerning compensation and length of service. The Committee considers written recommendations from stockholders concerning these subjects and suggests that they be addressed to the Secretary of the Company. Recommendations for director nominees should provide pertinent information concerning the candidate's background and experience.

     A description of the Compensation and Benefits Committee's responsibilities is set out under "COMPENSATION AND BENEFITS COMMITTEE.".

NOMINATING PROCEDURES

The Company's Bylaws establish a procedure for the nomination of candidates for election to the Board of Directors. Nominations may be made at an annual meeting of stockholders pursuant to the Corporation's notice of meeting, by or at the direction of the Board of Directors, or by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who complied with the notice procedures set forth. Notice of proposed stockholder nominations for election of directors must also be given to the Secretary not less than 90 days nor more than 120 days before the anniversary date of the last annual meeting for annual meetings and not less than ten days after notice to stockholders for any special meeting for the election of Directors. The notice must contain certain information about each proposed nominee, including his/her age, business and residence addresses and principal occupation, the number of shares of capital stock of the Company beneficially owned by the nominee and such other information as would be required to be included in a proxy statement. Provision is also made for substitution of nominees should a designated nominee be unable or unwilling to stand for election at the meeting. If the Chairman of the meeting of stockholders determines that a nomination was not made in accordance with these procedures, the nomination shall be void. The advance notice requirement permits the Board to inform stockholders in a timely manner about the qualifications of the proposed nominees.

                           BENEFICIAL OWNERSHIP TABLE

     The following table sets forth information regarding beneficial ownership of Butler common stock by all present directors and the current executive officers who are listed in the Summary Compensation Table, and by all directors and executive officers as a group as of February 22, 2000. Except as indicated, no director or executive officer beneficially owns as much as one percent of all outstanding Butler common stock. The table also sets forth the number of shares beneficially owned and the percentage of ownership of Butler common stock by each other person who was known by the Company to own beneficially as much as five percent of the total outstanding shares of Butler common stock as of December 31, 1999.

                                                                  AMOUNT AND NATURE    PERCENT OF
                                                                    OF BENEFICIAL     COMMON STOCK
         STOCKHOLDER                                                  OWNERSHIP           OWNED
         -----------                                                  ---------           -----
     K. Dane Brooksher .......................................            498
     Gary M. Christensen .....................................            817
     Alan M. Hallene .........................................          6,265
     C. L. William Haw .......................................         19,665
     John J. Holland (a) .....................................         98,615             1.45%
     John W. Huey (b) ........................................         26,553
     Richard S. Jarman (c) ...................................         35,591
     Robert J. Novello .......................................          2,421
     Donald H. Pratt (d) .....................................         22,617
     Robert J. Reintjes, Sr ..................................          4,705
     Gary L. Tapella .........................................          1,592
     Clyde E. Wills, Jr. (e) .................................         60,664

     All Directors and Executive Officers as a Group of 23 (f)        537,364             7.62%

     Trustee of Butler Manufacturing Company
      Individual Retirement Asset Account (IRAA) (g) .........        803,552             11.4%

     FMR Corp. and Edward C. Johnson 3d (h) ..................        435,150            6.184%

     Dimensional Fund Advisors, Inc. (i) .....................        409,450             5.82%

For purposes of the table a person is deemed to be a beneficial owner of shares if the person has or shares the power to vote or dispose of them, or if the person has the right to acquire such power within sixty days through the exercise of a stock option or otherwise ("stock acquisition rights").

Unless otherwise indicated in the footnotes below, each person had sole voting and investment power over the shares listed under "Amount and Nature of Beneficial Ownership" above. Percentage of ownership is calculated on the basis of 6,718,857 shares outstanding at February 22, 2000, plus the number of shares subject to stock acquisition rights for those persons and groups holding such rights. The stockholders disclaim beneficial ownership in the shares described in the footnotes as being "held by" or "held for the benefit of" other persons.

(a) Includes 88,000 shares subject to exercisable outstanding stock options, 3,471 shares in Mr. Holland's IRAA account and 481 shares in his BEST 401(k) account.

(b) Includes 22,000 shares subject to exercisable outstanding stock options, 2,878 shares in Mr. Huey's IRAA account and 18 shares in his BEST 401(k) account.

(c) Includes 10,000 shares subject to exercisable outstanding stock options, 4,964 shares in Mr. Jarman's IRAA account and 54 shares in his BEST 401(k) account.

(d) Includes 7,175 shares in Mr. Pratt's IRAA account and 452 shares in his BEST 401(k) account.

(e) Includes 58,499 shares subject to exercisable outstanding stock options, 72 shares in Mr. Wills' IRAA account and 59 shares in his BEST 401(k) account.

(f) Includes 330,499 shares subject to exercisable outstanding stock options, 36,094 shares in officers' IRAA accounts and 1,555 shares in officers' BEST 401(k) accounts.

(g) The shares are held for the benefit of Plan participants. The amount and percent do not include shares mentioned in the preceding footnotes which are allocated to the accounts of officers. Under the Plan, the trustee passes on to participants voting and permitted reinvestment decisions as to allocated shares. The Plan's address is BMA Tower, Penn Valley Park, Kansas City, Missouri, 64108.

(h) FMR Corp. is the owner of Fidelity Management Trust Company (a Bank that reports beneficial ownership of the Company's Common Stock for institutional accounts) and Fidelity Management Research Company, an investment advisor to several investment companies which also reports beneficial ownership of the Company's common stock. FMR Corp. reports that it is controlled by the family of Edward C. Johnson 3d. The reporting persons and related entities report as of December 31, 1999, sole power to vote 250,600 of the shares and sole power to dispose of 435,150 of the shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Mass. 02109.

(i) Dimensional Fund Advisors ("DMA") is an investment advisor to certain investment companies and investment manager to certain other commingled group trusts and separate accounts, all of which it refers to as "Funds." DMA reports that it possesses sole investment and voting power with respect to 409,450 shares, all of which it reports are owned by the Funds. DMA disclaims beneficial ownership of all of such shares. All information relating to DMA is as of December 31, 1999. DMA's address is 1299 Ocean Avenue, 11th floor, Santa Monica, CA 90401.

                       COMPENSATION AND BENEFITS COMMITTEE

     The Compensation and Benefits Committee ("Committee") is composed of four independent outside directors. It is the Committee's responsibility to assure that the Company's policies regarding executive compensation are followed, to recommend changes to the policies, to recommend to the Board the compensation of the Chairman of the Board, President and Chief Executive Officer and of any other officers who are directors, to review compensation plans for other executive officers and management personnel as recommended by the Chief Executive Officer, and to administer the Company's stock incentive plans. The Committee also reviews proposals concerning the adoption of or material changes to Company pension plans, the financial condition of each plan and the investment performance of each investment advisor. It recommends to the Board the amount of the Company's annual contribution to the Individual Retirement Asset Account plan and to the Company's 401(k) Plan. The Committee also recommends to the Board the appointment of plan trustees and approves the appointment of investment advisors and actuaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Novello, Brooksher, Christensen, and Reintjes serve as members of the Committee. No Committee member is an officer or former officer of the Company. No Committee or board member has been or is an executive of another company on whose board a Butler executive sits.

                REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
                            ON EXECUTIVE COMPENSATION

     Following is the Compensation and Benefits Committee's Report on the Company's compensation policies and practices with respect to compensation for executive officers.

     COMPENSATION POLICIES APPLICABLE TO BUTLER'S EXECUTIVE OFFICERS. It is the Company's policy that executive officers receive total compensation that is appropriate in light of business unit and corporate performance, and the executive's performance in achieving both annual and strategic goals and that is competitive with compensation levels of companies of comparable type and size. Each factor is considered in arriving at total compensation with business unit performance given greater weight for business unit executives and corporate performance for corporate executives.

     Because of the cyclical nature of the Company's business, the Committee's policy is to conservatively manage fixed compensation and emphasize variable, results-oriented compensation, to achieve a competitive total compensation package for executives. The Committee considers total remuneration data on an annual basis to ensure that the Company is appropriately aligned with the market for executive talent. Companies with whom the Committee compares compensation are companies in the same or related industry as the Company and durable goods manufacturing companies of comparable size as surveyed and reported by independent consulting organizations. While the Committee does not attempt to set executive compensation at any particular competitive level, survey data indicates that the Company's executive compensation is usually comparable to or slightly below the midpoint of the compensation paid by such comparable companies.

     The key elements of executive compensation are base salary, annual bonus, stock options and restricted stock bonus awards.

Base salaries for executives are set subjectively within salary ranges which are established for each position based on the surveys mentioned above. Factors typically considered by the Committee in setting base salaries are the CEO's recommendation, individual performance, leadership, tenure and length of time since the last salary adjustment.

     The Company's executive officers are eligible for an annual incentive cash bonus. Bonus amounts are discretionary and are based on corporate affordability and on achievement of personal objectives and of business unit and corporate pretax operating earnings objectives. At the beginning of each year, threshold and target levels of pretax operating earnings for the year are established for the Company and each business unit. Normally, no bonus is awarded unless the threshold level of pretax earnings is met. If the threshold level is met, the Committee will consider bonuses ranging from 5 to 75% of annual base pay depending on how close actual pretax operating earnings are to the established targets. The Committee may also consider individual non-financial performance in determining final amounts of any discretionary bonus awards.

     Long-term incentives are provided exclusively through the grant of stock options and restricted stock bonus awards. Throughout its ninety-nine year history, the Company has had a strong tradition of employee stock ownership at all organizational levels. The belief has been that employee stock ownership encourages close identity of interests among shareholders, executives and operating personnel. Stock options and restricted stock bonus awards are granted at current market price so that executive rewards accrue only as shareholder value increases. The Company believes that as a long-term incentive the Company's stock price provides an appropriate yardstick by which to measure and reward executive performance.

     Stock options and the opportunity to participate in the restricted stock bonus award program are normally granted once a year to a group of senior executives whose positions of responsibility afford them the opportunity to significantly affect the future growth and profitability of the Company. The number of individual options awarded is discretionary. Among factors considered are the executive's job responsibilities, the Company's strategic priorities, the number of shares currently owned by the executive, and the number of options previously granted to the executive.

     In setting executive compensation, the Committee takes into account a number of other factors including pension benefits, supplemental retirement benefits, insurance and other benefits, that are described in this Proxy Statement.

COMMITTEE'S BASES FOR THE CEO'S COMPENSATION FOR 1999, INCLUDING THE FACTORS AND CRITERIA UPON WHICH THE CEO'S COMPENSATION WAS BASED. With respect to the salary paid to Mr. Holland for 1999, the Committee took into consideration, in addition to the factors mentioned above, the following: the annual salaries of chief executive officers of the comparable companies described above; the Company's level of profitability in 1998; Mr. Holland's tenure in the position; and Mr. Holland's leadership in setting and effecting the long term strategic growth of the Company.

     In 1999, the Company exceeded its target pretax operating earnings goal. Based on these results, Mr. Holland was awarded a bonus of $115,500.

     This report is made over the name of each member of the Committee, namely Robert J. Novello (Chairman), K. Dane Brooksher, Gary M. Christensen, and Robert
J. Reintjes, Sr.,

                           SUMMARY COMPENSATION TABLE

     The table below shows all plan and non-plan compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and its four most highly compensated executive officers other than the CEO, for services rendered to the Company and its subsidiaries during the periods indicated.

                                                                                  LONG-TERM           ALL OTHER
                                            ANNUAL COMPENSATION                 COMPENSATION        COMPENSATION
                                     ---------------------------------     -----------------------  ------------
                                                                                   AWARDS
                                                                           RESTRICTED      STOCK
     NAME AND                                                               STOCK (1)     OPTIONS
     PRINCIPAL POSITION     YEAR      SALARY        BONUS        OTHER        ($)        (# SHARES)    ($) (2)
    --------------------   -------------------------------------------------------------------------------------
     Robert H. West,        1999     $195,000     $      0     $      0     $      0            0     $  3,842
     Former                 1998     $388,750     $ 66,100     $  2,999     $      0            0     $298,790
     Chairman of the        1997     $374,000     $219,400     $  5,870     $      0            0     $294,860
     Board and Chief
     Executive Officer*

     Donald H. Pratt        1999     $314,167     $ 94,400     $  1,089     $      0            0     $202,181
     Chairman of the        1998     $304,000     $ 51,700     $    935     $      0            0     $204,290
     Board*                 1997     $292,000     $137,100     $  1,725     $      0            0     $200,235

     John J. Holland        1999     $314,171     $115,500     $    569     $ 10,010       80,000     $ 47,825
     President & Chief      1998     $225,000     $ 49,600     $    920     $      0        4,000     $ 47,990
     Executive Officer*     1997     $174,350     $ 80,000     $    800     $  5,000        4,000     $ 46,854

     Richard S. Jarman      1999     $256,163     $ 80,000     $    245     $      0       10,000     $227,796
     Executive Vice         1998     $224,250     $100,000     $  1,510     $      0            0     $228,068
     President*             1997     $215,000     $123,100     $  1,825     $      0            0     $225,841

     John W. Huey           1999     $163,167     $ 53,900     $      0     $      0       15,000     $  2,197
     Vice President         1998     $142,504     $ 31,400     $      0     $      0        3,000     $  2,029
     General Counsel        1997     $136,504     $ 53,400     $      0     $      0        4,000     $  3,055
     And Secretary

     Clyde E. Wills         1999     $189,334     $ 50,000     $     19     $      0       30,000     $  4,185
     President,             1998     $159,591     $ 16,000     $      0     $      0        5,000     $  3,419
     Buildings Div.         1997     $144,878     $ 85,300     $    258     $      0       10,000     $  3,107

----------------------------------------------------------------------------------------------------------------

*On January 19, 1999, Mr. West relinquished the title of CEO; Mr. Pratt was elected Vice Chairman; Mr. Holland was elected President and CEO; and Mr. Jarman was elected Executive Vice President. On June 15, 1999, upon Mr. West's retirement, Mr. Pratt was elected Chairman of the Board.

     (1) For 1999 and 1997, restricted stock of the value indicated was awarded to Mr. Holland upon his election to receive a portion of his annual bonus in Butler common stock as described under "Restricted Stock Bonus Program." The restricted stock vests on the third anniversary of the date of the award. Dividends are payable on the restricted stock. At December 31, 1999, Mr. Holland held 594 shares of restricted stock with a value of $13,253.

     (2) To offset its obligations under the Company's Supplemental Retirement Benefit Plan for executives whose retirement benefit cannot be fully funded through the Company's Base Retirement Plan for Salaried Employees, the Company has agreed to pay the premiums for policies of split dollar life insurance on the lives of such executives. Included in this column is the value of premiums paid in 1999 for Mr. Pratt of $197,955, for Mr. Holland of $43,599 and for Mr. Jarman of $223,570. This column also:

     - Includes $800 for the Company's 1999 contribution to the Individual Retirement Asset Account (IRAA) and forfeitures allocated for each named executive officer's account.

     - Includes insurance premiums paid by the Company in 1999 with respect to term life insurance for Mr. West of $384, Mr. Pratt of $768, Mr. Holland of $768, Mr. Jarman of $768, Mr. Huey of $627 and Mr. Wills of $727.

     - Includes the Company's 30% matching contribution for 1999 to the named executive officer's account in the Butler Employees' Savings Trust (a 401(k) plan). $2,658 was allocated to Mr. West's account, $2,658 to Mr. Pratt's, $2,658 to Mr. Holland's, $2,658 to Mr. Jarman's, $770 to Mr. Huey's, and $2,658 to Mr. Wills'.

                                           OPTION GRANTS DURING 1999
--------------------------------------------------------------------------------------------------------------
                                                           INDIVIDUAL GRANTS
                             ---------------------------------------------------------------------------------
                                 NUMBER OF              PERCENT OF
                                 SECURITIES                TOTAL                                GRANT DATE
                             UNDERLYING OPTIONS       OPTIONS GRANTED        EXERCISE            PRESENT
       NAME                    GRANTED (#)(1)          TO EMPLOYEES      PRICE ($/SH)(2)       VALUE ($)(3)
--------------------------------------------------------------------------------------------------------------
John J. Holland                    80,000                  28.8%               26.00             $637,096
--------------------------------------------------------------------------------------------------------------
Richard S. Jarman                  10,000                   3.6%               26.00             $ 79,637
--------------------------------------------------------------------------------------------------------------
John W. Huey                       15,000                   5.4%               26.00             $119,456
--------------------------------------------------------------------------------------------------------------
Clyde E. Wills                     30,000                  10.8%               26.00             $238,911
--------------------------------------------------------------------------------------------------------------

(1) For 1999, all options awarded to the named executive officers by the Compensation and Benefits Committee were long-term incentive awards granted on January 18, 1999. The options vest twelve months after the date of grant. Vesting is accelerated upon death, permanent disability, or a change of control of the Company. The options will expire five years from the date of grant or earlier if employment terminates.

(2) The exercise price per share is the fair market value of the common stock on the date of grant which is the closing price of Butler's common stock on the New York Stock Exchange on the date of grant.

(3) We calculated this value by using the Black-Scholes stock option pricing model.

     The model, as we applied it, uses the grant date of January 18, 1999 and the fair market value on that date of $26.00 per share as discussed above. The model also assumes (a) a risk-free rate of return of 6.7% (which was the yield on a U.S. Treasury Strip zero coupon bond with a maturity that approximates the term of the option), (b) a stock price volatility of 34.2% (calculated using month-end closing prices of Butler common stock on the New York Stock Exchange for the period beginning with January 1, 1995 and ending December 31, 1999, (c) a constant dividend yield of 2.3% based on the quarterly cash dividend rate of 16 cents per share on the Butler common stock, and (d) an exercise date, on average of five years after grant.

     We did not adjust the model for non-transferability, risk of forfeiture, or vesting restrictions. The actual value (if any) an executive officer receives from a stock option will depend upon the amount by which the market price of Butler common stock exceeds the exercise price of the option on the date of exercise. There can be no assurance that the amount stated as "Grant Date Present Value" will actually be realized.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets out the number of exercised and unexercised options and the value of all such in-the-money options held by the named executive officers at December 31, 1999. The Company has no Stock Appreciation Rights (SARs) outstanding.

-------------------------------------------------------------------------------------------------------------
                   SHARES           1999 STOCK        NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                  ACQUIRED      OPTION EXERCISES             OPTIONS                  IN-THE-MONEY OPTIONS
                                ----------------
                 ON EXERCISE          VALUE            AT DECEMBER 31, 1999         AT DECEMBER 31, 1999 (1)
                 -----------                           --------------------         ------------------------
     NAME            (#)           REALIZED (1)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------
R. H. West              0                   0              0               0               0          0
-------------------------------------------------------------------------------------------------------------
D. H. Pratt             0                   0              0               0               0          0
-------------------------------------------------------------------------------------------------------------
J. J. Holland       7,500           $  77,006          8,000          80,000               0          0
-------------------------------------------------------------------------------------------------------------
R. S. Jarman       37,500           $ 406,687              0          10,000               0          0
-------------------------------------------------------------------------------------------------------------
J. W. Huey              0                   0          7,000          15,000               0          0
-------------------------------------------------------------------------------------------------------------
C. E. Wills             0                   0         28,499          30,000        $189,111          0
-------------------------------------------------------------------------------------------------------------

     (1) Reflects the amount by which the fair market value of Butler stock exceeded (in the case of exercised options) or exceeds (in the case of unexercised options) the option price. At December 31, 1999, the Company's stock price was $22.3125.

                               PENSION PLAN TABLE

     The following table shows estimated annual benefits payable upon retirement at age 65 to salaried employees in the specified compensation and years of service classifications. Average compensation generally means income reported on Federal Income Tax withholding statements each year, including salary, bonus, and other annual compensation but excluding relocation expenses, and contributions the Company makes to provide benefits under other employee benefit plans.

     The average compensation is the employee's average compensation for the five consecutive calendar years in which compensation is the highest during the participant's entire completed calendar years of continuous employment. Benefits are calculated on the assumption that the benefits will be payable over the participant's lifetime and that no survivor benefits (which would reduce the benefit shown) are to be paid. The benefits shown in the table are subject to a deduction for the monthly income value of IRAA benefits and of the cash value or death benefits of split dollar life insurance, if any. Average compensation and years of credited service for the individuals named in the compensation table at December 31, 1999 were: Mr. Pratt, $416,165 and 35 years; Mr. Holland, $281,041 and 20 years; Mr. Jarman, $317,222 and 25 years; Mr. Huey, $189,818 and 22 years; Mr. Wills, $197,025 and 24 years; and Mr. West, who retired June, 1999, $548,157 and 31 years.


                              ESTIMATED ANNUAL PENSION FOR YEARS OF CREDITED SERVICE
                              ------------------------------------------------------
     AVERAGE COMPENSATION             10          20          30           40
     --------------------             --          --          --           --
            $150,000               $22,900    $ 45,900    $ 68,800     $ 92,600
             200,000                31,200      62,400      93,600      125,600
             250,000                39,400      78,900     118,300      158,600
             300,000                47,700      95,400     143,100      191,600
             350,000                55,900     111,900     167,800      224,600
             400,000                64,200     128,400     192,600      257,600
             450,000                72,400     144,900     217,300      290,600
             500,000                80,700     161,400     242,100      323,600
             550,000                88,900     177,900     266,800      356,600
             600,000                97,200     194,400     291,600      389,600

DEFERRED COMPENSATION PLAN

     The Company has an executive deferred compensation plan that allows approximately 60 executives to defer up to 25% of their annual salary and up to 100% of any incentive pay. The amount deferred is credited with interest at the end of each calendar year. Participants must defer their compensation until a specified date, their retirement, termination of employment or a change in control of the Company (as defined) and may elect to take the balance of their deferred cash account at the end of the deferral period in a lump sum or in monthly payments. They must begin taking payments from their account no later than age 70. Messrs. Jarman, Wills, and Huey participated in this Plan in 1999.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     The Company has Change of Control Employment Agreements with six executive officers, including Messrs, Pratt, Holland, Jarman, and Huey. The Agreements provide that upon a change of control (as defined in the Agreements), the executive shall be entitled to receive until the third anniversary of the change in control a base salary, annual cash bonuses and other fringe benefits at the highest levels provided to the executive during certain periods immediately preceding the change in control. Upon a termination of the executive other than for cause, or upon the executive's resignation for good reason (as defined) or resignation during a thirty (30) day period following the first anniversary of the change of control, the executive is entitled to receive a lump sum cash payment consisting of (a) the executive's base salary through the date of termination, (b) a proportionate bonus based upon the executive's annual bonus for the last three fiscal years, (c) three times the sum of the base salary plus bonus the executive is entitled to under the Agreement, (d) other accrued obligations, and (e) the difference between the actuarial equivalent of the retirement benefit the executive would receive if he remained employed for the Employment Period and the actuarial equivalent of the executive's actual retirement benefit. In addition, for the remainder of the Employment Period, the executive is entitled to continued employee welfare benefits, including life and family health insurance. If any payment to the executive, whether pursuant to the Agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive shall be entitled to receive an additional payment equal to the excise tax and other taxes with respect thereto. The Agreements continue for a three year term with provision for automatic renewal. Benefits are provided subsequent to the expiration of the Agreement if a change of control occurs during the initial or any renewal term.

                         RESTRICTED STOCK BONUS PROGRAM

     The Company has a Restricted Stock Bonus Program that allows approximately 13 senior executives, including Messrs. Pratt, Holland, Jarman, Huey and Wills, to elect to receive up to 50% of their annual bonus in the Company's common stock ("Bonus Stock"). If the eligible executive makes such an election, the Company will match the Bonus Stock at a 50% rate ("Match Stock"). The Match Stock is restricted and not transferable for 3 years. If the Executive's employment is terminated prior to the end of 3 years (other than due to retirement, disability, or a change of control of the Company), or if the Executive transfers his or her Bonus Stock during the 3-year period, the Match Stock will be forfeited. The principal purpose of the Program is to increase share ownership among senior executives and encourage close identity of interests among them and shareholders.

                                PERFORMANCE GRAPH

     The following line graph compares, for five years, beginning December 31, 1994, the yearly percentage change in the Company's cumulative total shareholder return with the Russell 2000 stock market index and the Media General "General Building Materials Group" index. The graph assumes $100 invested at December 31, 1994 and reinvestment of dividends. The Russell 2000 index replaces the New York Stock Exchange (NYSE) stock market index used in past performance graphs. While the Company's stock is traded on the NYSE, the Company believes the Russell 2000 stock market index provides a more appropriate comparison than the NYSE index given the Company's market capitalization. The Company's stock is included in the Russell 2000 stock market index. The Company's total return for 1999 was positive but less than the returns reported by the NYSE index for 1999.

     The Media General Building Materials Group index is an industry index published by Media General Financial Services which includes the Company. This index is only generally related to the Company's markets. Two of the Company's direct competitors, NCI Building Systems, Inc. and Robertson-Ceco Corporation, are included. Conversely, the Media General index includes firms such as Armstrong World Industries, Inc., Owens Corning Fiberglas Corporation, USG Corporation, and The Sherwin-Williams Company, whose products do not compete with the Company's.


                               [Performance Chart]


     -----------------------------------------------------------------------------------------------
                                   1994        1995        1996       1997       1998       1999
     -----------------------------------------------------------------------------------------------
      Butler Manufacturing        100.00      179.24      187.42     151.58     107.43     109.74
     -----------------------------------------------------------------------------------------------
      Media General               100.00      126.41      151.87     166.69     190.31     162.83
     -----------------------------------------------------------------------------------------------
      Russell 2000                100.00      128.44      149.77     183.23     178.09     212.98
     -----------------------------------------------------------------------------------------------

INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Arthur Andersen LLP, independent certified public accountants, which audited the books, records and accounts of the Company for 1999, will be present at the stockholders meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

     The selection of the independent certified public accountants to audit the books, records and accounts of the Company for 2000 will be made by the Directors at its April, 2000 meeting based upon the recommendation of the Audit Committee. Members of the Committee are Robert J. Reintjes, Sr. (Chairman), K. Dane Brooksher, Alan M. Hallene, C. L. William Haw, and Gary L. Tapella.

PROXY SOLICITATIONS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by present and former directors, officers and other employees of the Company who will receive no additional compensation therefor.

DATES FOR THE SUBMISSION OF CERTAIN MATTERS

     Stockholders who intend to present proposals for inclusion in the Company's proxy statement for the next annual meeting of stockholders on April 17, 2001, must forward them to the Company at BMA Tower, Penn Valley Park, 700 Karnes Boulevard, (P.O. Box 419917), Kansas City, Missouri 64141-0917, Attention:
Secretary, so that they are received not earlier than December 19, 2000, or later than January 18, 2001. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the annual meeting by stockholders, unless the Company receives written notice of the matter by January 18, 2001, at the above address.

                                  By Order of the Board of Directors

                                  /s/ John W. Huey

                                  John W. Huey, Secretary

March 8, 2000

                                    ----------------------------------


                                                  BUTLER
                                              MANUFACTURING
                                                 COMPANY


                                            ------------------

                                                  NOTICE
                                                    OF
                                              ANNUAL MEETING
                                                    OF
                                               STOCKHOLDERS
                                                   AND
                                             PROXY STATEMENT

                                            ------------------


                                              TIME AND PLACE

                                         Tuesday, April 18, 2000
                                                9:30 a.m.

                                            Atkins Auditorium
                                       Nelson-Atkins Museum of Art
                                             4525 Oak Street
                                          Kansas City, Missouri


                                    ----------------------------------

                                INSTRUCTION CARD

INSTRUCTIONS TO:    UMB Bank, N.A., Trustee of the Butler Manufacturing Company
                    Individual Retirement Asset Account (IRAA) and Fidelity
                    Management Trust Company, Trustee of the Butler Employee
                    Savings Trust (BEST), Galesburg Hourly Employee Savings
                    Trust (GHEST), Birmingham Hourly Employee Savings Trust
                    (BHEST), and Warwick Hourly Employee Savings Trust (WHEST) for voting at the Annual Meeting of Stockholders of Butler
                    Manufacturing Company on April 18, 2000.

Please vote the shares held by you for my IRAA stock account and/or Butler Common Stock Fund as specified below.

1. Election of two Class B Directors - Nominees: ROBERT J. REINTJES, SR.,
                                                 GARY L. TAPELLA

   [ ] FOR all Nominees.      [ ] AUTHORITY WITHHELD from all Nominees.

   [ ] FOR all nominees, except vote withheld for the following Nominee(s):

       ______________________________

2. In your discretion, you are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the Director Nominees.

             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD












                  (See reverse side for matters to be voted on)

The undersigned has received the Company's Annual Report for 1999 and its Proxy Statement. IF THE INSTRUCTION CARD IS NOT RETURNED OR IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED INSTRUCTION CARD IS RETURNED, THE SHARES CREDITED IN THE IRAA STOCK ACCOUNT AND/OR THE BEST, GHEST, BHEST OR WHEST BUTLER COMMON STOCK FUND WILL BE VOTED ON EACH BALLOT ITEM IN THE SAME PROPORTION AS THE TRUSTEE HAS BEEN INSTRUCTED TO VOTE BY PARTICIPANTS GIVING VALID INSTRUCTIONS.



                                        ----------------------------------------
                                                 Participant's Signature


                                        ----------------------------------------
                                                         Date

                                        (Please complete, date and sign exactly
                                        as your name appears. RETURN CARD
                                        PROMPTLY IN ACCOMPANYING ENVELOPE.)

                          BUTLER MANUFACTURING COMPANY                     PROXY
                P.O. BOX 419917, KANSAS CITY, MISSOURI 64141-0917
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Donald H. Pratt, C. L. William Haw and Robert H. West, or any of them, each with full power to appoint his substitute, proxies to vote, in the manner specified below, all of the shares of common stock of Butler Manufacturing Company, held by the undersigned at the Annual Meeting of Stockholders to be held on April 18, 2000 or at any adjournment thereof.

1. Election of two Class B Directors - Nominees:  ROBERT J. REINTJES, SR.,
                                                  GARY L. TAPELLA

   [ ] FOR all Nominees.      [ ] AUTHORITY WITHHELD from all Nominees.

   [ ] FOR all nominees, except vote withheld for the following Nominee(s):

       ______________________________

2. In your discretion, you are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the Director Nominees.


             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD












                  (See reverse side for matters to be voted on)

The undersigned has received the Company's Annual Report for 1999 and its Proxy Statement. This Proxy is revocable and it shall not be voted if the undersigned is present and voting in person. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES.



                                        ----------------------------------------
                                                Stockholder's Signature


                                        ----------------------------------------
                                                Stockholder's Signature


                                        Dated __________________________________

                                        (Please sign exactly as your name(s)
                                        appear. All joint owners must sign;
                                        executors, trustees, custodians, etc.
                                        should indicate the capacity in which
                                        they are signing.) PLEASE RETURN THE
                                        PROXY PROMPTLY IN THE ACCOMPANYING
                                        ENVELOPE.